Exhibit 1

Whitestone Urges Shareholders to Vote the WHITE Proxy Card “FOR” Whitestone’s Trustees

A Vote FOR Whitestone’s Trustees is a Vote for Continued Shareholder Value Creation,
Consistent Dividends and Strong Operational and Financial Performance

Houston - May 15, 2018 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today issued an open letter to Whitestone shareholders urging them to vote “FOR” ALL of the Company’s highly qualified trustees on the WHITE proxy card in connection with the Company’s 2018 Annual Meeting of Shareholders being held on Thursday, May 17, 2018.

The full text of the letter follows:

Dear Whitestone Shareholder:

With our Annual Meeting of Shareholders only a few days away, I am writing to ask you to vote for Whitestone’s three trustees up for re-election this year. Whitestone’s Board and management team are executing on the right plan to drive long-term, sustainable value creation for shareholders.

A vote “FOR” the Company’s three trustees on the WHITE proxy card is a vote in support of Whitestone’s:

•	Innovative and disciplined investment approach that has generated industry-leading total shareholder returns, including consistent dividends for 92 consecutive months;

•	Highly talented Board and management team focused on strategically balancing prudent growth and enhanced profitability; and

•	E-commerce resistant strategy that has created, and will continue to create, long-term shareholder value in a rapidly changing retail marketplace.

In contrast, KBS - which is seeking representation on the Whitestone Board - has failed to articulate any strategic plan for Whitestone. We believe the KBS nominees, if elected, would put the value of your investment at risk.

Do not be fooled or misled. We believe that KBS:

•	Has deliberately mischaracterized the facts to distract and confuse Whitestone shareholders, particularly regarding to the Company’s executive compensation and cost structure;

•	Has a poor track record of investments and egregiously high fees that KBS has paid itself at the expense of its own non-traded REIT investors; and

•	Nominated two individuals deeply entwined with KBS and who do not have relevant retail real estate experience or expertise in our core markets.

TIME IS SHORT - VOTE THE WHITE PROXY CARD TODAY
“FOR” WHITESTONE’S HIGHLY QUALIFIED TRUSTEES

It is important that shareholders vote today, no matter how many shares you own. You can vote your shares on the Internet or by telephone by following the instructions provided on the WHITE proxy card. Even if you already voted using the blue proxy card, you have the right to change your vote to the WHITE proxy card in support of Whitestone’s trustees. Only the last-dated proxy card will count.

On behalf of your Board and management team, thank you for your continued support.

Sincerely,

The Whitestone Board of Trustees

If you have any questions or require any assistance in voting your shares, please call the Company’s proxy solicitor listed below:

INNISFREE M&A INCORPORATED
Toll-free at (888) 750-5834 (from the U.S. or Canada)
or
(412) 232-3651 (from other locations)

About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "e-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. Visit www.whitestonereit.com for additional information.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses, including in connection with the recent proposed nomination of trustees by a shareholder of the Company; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including the impact of the Tax Cuts and Jobs Act of 2017; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission (“SEC”) from time to time.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

Whitestone REIT has filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the SEC in connection with the solicitation of proxies for its 2018 Annual Meeting (the “Definitive Proxy Statement”). Whitestone REIT, its trustees and its executive officers and Innisfree M&A Incorporated on their behalf will be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the 2018 Annual Meeting. Information regarding the names of the Company’s trustees and executive officers and their ownership in the Company’s common shares and other securities is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Trustees for election at the 2018 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders can obtain a copy of the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.whitestonereit.com.

Whitestone REIT Contacts:

Investors Contact:

Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher
Andrew Siegel / Amy Feng / Dan Moore
(212) 355-4449